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                                                                    EXHIBIT 4(n)

                             SUB-ADVISORY AGREEMENT


         AGREEMENT made as of June 16, 2000, by and between MERCURY ASSET MANAGEMENT US, A DIVISION OF FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership, (hereinafter referred to as the "Investment Adviser"), and TURNER INVESTMENT PARTNERS, INC., a Pennsylvania corporation (hereinafter referred to as the "Sub-Adviser").

                              W I T N E S S E T H:


         WHEREAS, MERCURY ASSET MANAGEMENT MASTER TRUST (the "Trust") is a Delaware business trust, with terms established by a Declaration of Trust dated April 23, 1998 (the "Declaration of Trust"), engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

         WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

         WHEREAS, the Trustees have established and designated MERCURY MASTER SELECT GROWTH PORTFOLIO (the "Portfolio") as a series of the Trust; and

         WHEREAS, the Investment Adviser and the Sub-Adviser are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940, as amended (hereinafter referred to as the "Advisers Act"); and



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         WHEREAS, the Investment Adviser has entered into an investment advisory agreement with the Trust on behalf of the Portfolio (the "Advisory Agreement"), dated June 16, 2000, pursuant to which the Investment Adviser will provide investment advisory and management services to the Trust and the Portfolio; and

         WHEREAS, the Sub-Adviser is willing to provide sub-advisory services to the Investment Adviser with respect to the Portfolio on the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Sub-Adviser and the Investment Adviser hereby agree as follows:

                                    ARTICLE I

                            DUTIES OF THE SUB-ADVISER

         The Investment Adviser hereby employs the Sub-Adviser to act as sub-adviser to the Investment Adviser and to furnish the investment advisory services with respect to the assets of the Portfolio, as described below, subject to the supervision of the Investment Adviser and the Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. The Sub-Adviser hereby accepts such employment and agrees during such period to render such services and to assume the obligations herein set forth for the compensation from the Investment Adviser provided for herein. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or Portfolio in any way or otherwise be deemed an agent of the Trust or Portfolio.

         (a) Investment Advisory Services. The Sub-Adviser shall provide the Investment Adviser with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Portfolio, shall furnish continuously an investment program for the Portfolio, and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities and other financial instruments in which the

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Portfolio invests or cash, subject always to the restrictions of the Declaration of Trust and ByLaws of the Trust, as amended from time to time, the provisions of the Investment Company Act and rules adopted thereunder, and the statements relating to the Portfolio's investment objectives, investment policies and investment restrictions as the same are set forth in the Registration Statement of the Trust filed with the Securities and Exchange Commission ("Commission") under the Investment Company Act, as amended from time to time ("Registration Statement"). Without limiting the foregoing, the Sub-Adviser shall manage the Portfolio in compliance with the requirements of the Internal Revenue Code of 1986, as amended, applicable to a "regulated investment company" as though such requirements were applied at the Portfolio level and in compliance with applicable federal and state securities, commodities and banking laws.

         The Sub-Adviser shall make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio's portfolio securities shall be exercised. Should the Trustees at any time, however, make any definite determination as to investment policy, and the Trustees or the Investment Adviser notifies the Sub-Adviser thereof in writing, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Sub-Adviser shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio's account with brokers or dealers selected by it, and to that end, the Sub-Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Portfolio, the Sub-Adviser is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Trustees and set forth in the then current Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub- Adviser may select brokers or dealers with which it, the Investment Adviser or the Trust is affiliated.

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         (b) Filings. The Sub-Adviser shall be responsible for the preparation and filing on behalf of the Portfolio of any ownership reports required to be filed with the Commission, including reports on Schedule 13G and Form 13F.

         The Investment Adviser shall take such actions and furnish the Sub-Adviser with such information as may be reasonably necessary for or requested by the Sub-Adviser to perform its responsibilities under this Agreement. The Sub-Adviser shall make reports to the Trustees or the Investment Adviser regarding the performance of its obligations hereunder and furnish advice and recommendation with respect to other matters related to its investment advisory services.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

         The Sub-Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, equipment, necessary personnel and facilities which it is obligated to provide under Article I hereof. The Sub-Adviser shall pay compensation of any officers of the Trust and any Trustees of the Trust who are affiliated persons of the Sub-Adviser to the extent not otherwise paid by the Investment Adviser.

                                   ARTICLE III

                         COMPENSATION OF THE SUB-ADVISER

         For the services rendered, the facilities furnished and expenses assumed by the Sub- Adviser, the Investment Adviser shall pay to the Sub-Adviser at the end of each calendar month a fee based upon the average daily value of the net assets of the Portfolio, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement, at the annual rate set forth in Schedule A hereto, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the

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month that this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Sub-Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Trustees, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV

                   LIMITATION OF LIABILITY OF THE SUB-ADVISER

         (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust and the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of obligations or duties (collectively, "disabling conduct") hereunder. As used in this Article IV, the term "Sub-Adviser" shall include the partners, directors, officers and the employees of the Sub-Adviser.

         (b) The Investment Adviser agrees to indemnify and hold harmless the Sub-Adviser and its affiliates against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) (each, a "Loss," and collectively, "Losses") arising from or based upon (1) the Investment Adviser's disabling conduct, as defined above, under this Agreement, or (2) any untrue statement of a material fact in the Trust's registration statement or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance on information furnished by the Investment Adviser; provided, however, that in no case is the Investment Adviser's indemnity in favor of any person deemed to protect such other person against any Loss arising from such other person's disabling conduct, as defined above.


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         (c) The Sub-Adviser agrees to indemnify and hold harmless the
Investment Adviser and its affiliates against any and all Losses arising from or based upon (1) the Sub-Adviser's disabling conduct, as defined above, under this Agreement or (2) any untrue statement of a material fact in the Trust's registration statement or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance on information furnished by the Sub-Adviser; provided, however, that in no case is the Sub-Adviser's indemnity in favor of any person deemed to protect such other person against any Loss arising from such other person's disabling conduct, as defined above.

                                    ARTICLE V

                          ACTIVITIES OF THE SUB-ADVISER

         The services of the Sub-Adviser to the Trust and the Portfolio are not to be deemed to be exclusive, and the Sub-Adviser and its affiliates are free to render investment advisory services to others. It is understood that Trustees, officers, employees and shareholders of the Trust and the Portfolio are or may become interested in the Sub-Adviser and its affiliates, as directors, officers, employees, partners and shareholders or otherwise, and that the Sub-Adviser and directors, officers, employees, partners and shareholders of the Sub-Adviser and its affiliates are or may become similarly interested in the Trust or the Portfolio as shareholders or otherwise.


                                   ARTICLE VI

                                 CERTAIN RECORDS
         While the Sub-Adviser is not being engaged to serve as the Trust's official record keeper, the Sub-Adviser nevertheless hereby undertakes and agrees to maintain, in the form and for the period required by the Investment Company Act and Section 204 of the Advisers Act and Rule 204-2 thereunder, all records relating to the investments of the Portfolio that are required to be

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maintained by the Sub-Adviser pursuant to such requirements. The Sub-Adviser will also, in connection with the purchase and sale of securities for the Portfolio, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian to perform its administrative and record keeping responsibilities with respect to the Portfolio. The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it with respect to the Portfolio as required hereby shall be subject at any time, and from time to time, to reasonable periodic, special and other examinations by the Commission, the Trust's auditors, the Trust or any representative of the Trust, the Investment Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

                                   ARTICLE VII

                   DURATION AND TERMINATION OF THIS AGREEMENT

         This Agreement shall become effective as of the date first above written, and shall remain in force for two years thereafter and thereafter, but only so long as such continuance is specifically approved at least annually by
(i) the Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by the vote of a majority of the outstanding voting securities of the Portfolio, or

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by the Investment Adviser or the Sub-Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         This Agreement shall automatically terminate in the event of its assignment (as defined by the Investment Company Act). This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Investment Adviser is terminated. The obligations contained in Articles IV and VI shall survive termination of this Agreement.

                                  ARTICLE VIII

                          AMENDMENTS OF THIS AGREEMENT

         This Agreement may be amended by the parties only if such amendment is specifically approved by (i) by the vote of a majority of outstanding voting securities of the Portfolio, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.


                                   ARTICLE IX

                                  SEVERABILITY

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                                    ARTICLE X

                                  GOVERNING LAW

         This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.


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                                   ARTICLE XI

                          DEFINITIONS OF CERTAIN TERMS

         The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, unless defined, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Commission under the Investment Company Act.

                                   ARTICLE XII

                   LIMITATION OF OBLIGATIONS OF THE PORTFOLIO

         The obligations of the Portfolio shall be limited to the assets of the Portfolio, shall be separate from the obligations of any other series of the Trust, and the Portfolio shall not be liable for the obligations of any other series of the Trust.

                                  ARTICLE XIII

                                     NOTICES

         All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:


     Investment Adviser: Mercury Asset Management US, a division of Fund Asset
                            Management, L.P.
                         800 Scudders Mill Road
                         Plainsboro, New Jersey 08536

     Sub-Adviser:        Turner Investment Partners, Inc.
                         1235 Westlakes Drive, Suite 350
                         Berwyn, PA 19312



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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which together shall constitute one and the same instrument.

                                           MERCURY ASSET MANAGEMENT US, A
                                           DIVISION OF FUND ASSET MANAGEMENT,
                                           L.P.


                                           By: /s/ Terry K. Glenn
                                               ---------------------------------
                                               Name:  Terry K. Glenn
                                               Title: Executive Vice President
                                                      and Director


                                           TURNER INVESTMENT PARTNERS, INC.


                                           By: /s/ Robert E. Turner
                                               ---------------------------------
                                               Name:  Robert E. Turner
                                               Title: Chairman and Chief
                                                      Investment Officer



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                         Schedule A dated June 16, 2000
                          to the Sub-Advisory Agreement
                               dated June 16, 2000
 between Mercury Asset Management US, a division of Fund Asset Management, L.P.
                                       and
                        Turner Investment Partners, Inc.



Pursuant to Article III, the Investment Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

          Portfolio                          Fee (in basis points)
-----------------------------  -------------------------------------------------
Mercury Master Select Growth   .40% of the first $500 million of net assets of
   Portfolio                   the Portfolio;
                               .35% of all net assets of the Portfolio exceeding
                               $500 million but less than or equal to $1.5 billion;
                               .30% of all net asset of the Portfolio exceeding
                               $1.5 billion









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